Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

ICOP RESELLER AGREEMENT

Reseller Name:	JPS COMMUNICATIONS INC. (a subsidiary of Raytheon Company)

Address/City/State/Zip:	5800 Departure Drive, Raleigh, North Carolina, 27616

This Reseller Agreement (the “Agreement”) is made this 15th day of July, 2009, (the “Effective Date”) by and between ICOP Digital, Inc., a C Corporation located at 16801 West 116th Street, Lenexa, Kansas (hereinafter referred to as “ICOP”) and JPS Communications Inc., a corporation wholly owned by Raytheon Company and organized and existing under the laws of the State of North Carolina and having offices at 5800 Departure Drive, Raleigh, North Carolina, 27616 (hereinafter referred to as “RAYTHEON JPS”).

Whereas, ICOP develops and markets technology solutions including but not limited to in-vehicle video systems (“ICOP Products”) for use in governmental, commercial and non-commercial applications; and

Whereas, RAYTHEON JPS develops, manufactures, and markets complementary communications products and has established and maintains relationships with potential customers of ICOP Products in the United States and worldwide; and

Whereas, ICOP and RAYTHEON JPS (hereinafter the “Parties”) believe it is in their mutual best interests to enter into this Agreement.

Now therefore, in consideration of the foregoing and the mutual covenants set forth in this Agreement, the Parties agree as follows:

1.	RAYTHEON JPS Qualification

1.1	In order to ensure adequate technical and marketing support to customers, eligibility to resell ICOP Products is subject to meeting training requirements as described in the Reseller Product Training requirements attached hereto as Exhibit A. As mutually agreed upon, RAYTHEON JPS shall have the opportunity to explore kitting current ICOP Products, and production of future generation ICOP Products.

2.	Scope

2.1.	This Agreement provides RAYTHEON JPS an non-exclusive right to kit and resell ICOP Products in all markets worldwide. For purposes of this Agreement, “resell” includes any form of distribution of Products, including but not limited to licensing, leasing, rental, or managed services contracts.

2.2.	RAYTHEON JPS may submit new opportunities to be evaluated by ICOP as potential exclusive pursuits, and these shall be handled in accordance with Exhibit D, paragraph 3.

2.3.	[*]

2.4.	[*]

3.	Relationship

3.1.	RAYTHEON JPS is an independent contractor engaged in activities including but not limited to marketing, purchasing, and kitting ICOP Products for resale to its customers. Except as provided in 3.2, the Parties have no authority to make any commitment on behalf of the other without written permission.

3.2.	With respect to standard ICOP Products to be quoted with a delivery date based on normal lead times, as defined in Section 5.1 of this Agreement (“Standard Quotes”) as may be provided by ICOP, RAYTHEON JPS may provide binding quotes without the prior written permission of ICOP.

3.3.	With respect to non-Standard Quotes, RAYTHEON JPS has no authority to make commitments for ICOP with respect to contracts, delivery, modifications, interfacing capability, suitability of software or suitability in specific applications. RAYTHEON JPS has no authority to modify the warranty offered with ICOP Products, provided, however, that RAYTHEON JPS may make more extensive warranty commitments if it undertakes the responsibility for meeting any delta between the ICOP warranty and the RAYTHEON JPS warranty on ICOP Products.

3.4.	Except as expressly set forth herein or otherwise expressly agreed in writing (which may include fax or email) between the parties, each party shall bear its own expenses with respect to sales and training activities that arise in connection with this Agreement.

4.	Responsibilities of RAYTHEON JPS

4.1.	[*] Ten (10) calendar days prior to the beginning of a calendar quarter, RAYTHEON JPS shall submit quarterly and six month sales forecasts to ICOP with a listing of potential sales, their expected size, current status and other information essential to measure sales pursuit progress. The submission is for planning and evaluation purposes and does not constitute a sales quota. RAYTHEON JPS may, if it so chooses, update the sales forecast during the quarter in order to provide a better working forecast for the parties.

4.2.	[*]

4.3.	RAYTHEON JPS shall be responsible for the cost of all related bid bonds, import duties, taxes, and other costs that relate to RAYTHEON JPS sales of ICOP Products.

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

4.4.	With the consent of RAYTHEON JPS, ICOP will be authorized to use RAYTHEON JPS and its clients as references for marketing and promotion of ICOP Products and in response to inquiries about vendor experience and qualifications for RFPs and other purposes. Such consent will not be unreasonably withheld.

4.5.	RAYTHEON JPS shall have or obtain within sixty (60) business days of the effective date of this Agreement sufficient technical knowledge of ICOP Products commensurate to sell and demonstrate the product(s). Reasonable access to appropriate ICOP sales and technical training will be provided.

4.6.	RAYTHEON JPS shall assist customers in design and maintenance of customer’s user configuration.

4.7.	RAYTHEON JPS shall conduct, as appropriate, customer and dealer training (after having been trained by ICOP) .

4.8.	RAYTHEON JPS shall provide Tier 1 support for end-users (RAYTHEON JPS may delegate said support to qualified dealers, distributors, and sub-contractors) as defined to Exhibit B, including acting as a liaison between the customer and ICOP in matters requiring ICOP’s participation.

4.9.	ICOP will provide pricing in a format which will enable RAYTHEON JPS to develop and maintain a catalog (which may be in electronic form) of modular components (both hardware and software) to allow standard Products and systems (as set forth in the ICOP price list in Exhibit C and any successors to that price list) to be sold and kitted by RAYTHEON JPS using ICOP sub-assemblies.

4.10.	RAYTHEON JPS shall maintain a commercial price list and, where authorized by ICOP, may maintain GSA and state/regional pricing lists as it deems appropriate.

4.11.	RAYTHEON JPS shall collect and remit required sales and business taxes from the customer as allowed or prescribed by law.

4.12.	RAYTHEON JPS shall maintain required licenses, permits and contract vehicles necessary to conduct business in the markets identified in Section 2.

4.13.	RAYTHEON JPS shall provide to ICOP copies or detailed summaries of contracts, purchase orders, change requests (whether originating from the customer or from the RAYTHEON JPS), and other material correspondence or feedback from the customer relating to ICOP Products, provided that nothing herein requires RAYTHEON JPS to reveal proprietary pricing information.

4.14.	RAYTHEON JPS shall maintain proper clearances, certifications, and other essential credentials to service governmental clients and contracts.

5.	Responsibilities of ICOP

5.1.	ICOP shall provide product(s) in good working order and suitable for resale, in accordance with ICOP specifications as defined in ICOP literature, (or, when RAYTHEON JPS is kitting Products, components in good working order suitable for said kit). It is understood that RAYTHEON JPS will market ICOP Products on the understanding that ICOP will provide ICOP Products as needed to fulfill the orders RAYTHEON JPS generates. In the event that ICOP believes that it will be difficult to fulfill a given order within the time-frame requested, ICOP shall immediately notify RAYTHEON JPS to this effect so that the parties may take steps necessary to best meet the needs of customers.

Standard Product shipment lead times are as follows:

Order Size	Est Ship
1-50 units	2 weeks ARO
51-100 units	4 weeks ARO
101-200 units	8 weeks ARO
> 200 units	12 weeks ARO

All orders greater than 100 units may be shipped and invoiced in batches at the discretion of ICOP

5.2.	ICOP shall provide RAYTHEON JPS with pricing for ten units of each ICOP Product for demonstration units, in addition to ten field trial units, and pricing for the purpose of RAYTHEON JPS’s laboratory, demonstrations, and/or pilot programs (see Exhibit C).

5.3.	ICOP shall provide Tier II and Tier III support as defined in Exhibit B.

5.4.	ICOP shall provide product, marketing, promotional and pricing information, including updates and revisions.

5.5.	ICOP shall provide, as reasonably requested, factory training to RAYTHEON JPS at levels sufficient to allow RAYTHEON JPS to conduct product demonstrations, kit, configure, market, support and train end users on ICOP Products (see Exhibit A).

5.6.	ICOP will provide, and RAYTHEON JPS will participate in, training as described in Exhibit A.

5.7.	ICOP shall assist in sales as appropriate at the sole discretion of RAYTHEON JPS. It is understood that, once training has been provided to RAYTHEON JPS as provided above, RAYTHEON JPS will be able to handle standard sales with minimal ICOP assistance, and that such assistance will focus primarily on larger and/or non-standard sales opportunities.

5.8.	ICOP shall provide assistance to RAYTHEON JPS to conduct deployment and implementation services at ICOP’s standard service rates (see Exhibit C).

5.9.	ICOP shall advise RAYTHEON JPS of material communications received directly from RAYTHEON JPS customers by ICOP.

5.10.	ICOP shall approve all promotional, marketing or informational literature pertaining to ICOP Products prepared by RAYTHEON JPS prior to its use. Such approval will be communicated to RAYTHEON JPS within ten (10) days from receipt of materials or permission is deemed denied. This control is necessary to assure accuracy of statements of system capabilities and performance and to assure an appropriate level of professionalism in any materials referencing ICOP or ICOP Products.

5.11.	ICOP shall provide tech support for ICOP Products for a minimum of five (5) years following the sale of such products to any RAYTHEON JPS customer. ICOP reserves the right to discontinue any Product or Service at any time upon six (6) months’ notice to RAYTHEON JPS, provided that such discontinuation shall occur no earlier than twelve (12) months after the release of a successor Product or Service and provided further that RAYTHEON JPS shall have the right to make a “last-time buy” during such six (6) month period of enough Products to fulfill RAYTHEON JPSs pending and forecasted commitments to its customers. ICOP shall use commercially reasonable efforts to supply the “last time buy” but shall not be required to supply Product in the event that such supply (a) would be infringing; or (b) would violate the law.

6.	Pricing and Payment

6.1.	ICOP will sell ICOP Products and Services to RAYTHEON JPS according to the Purchase Pricing Schedule attached as Exhibit C. .

6.2.	ICOP shall not increase any of the pricing set forth in this Agreement without providing ninety (90) days prior written notice of the change and such price change shall not be effective until such period has occurred. Price protection will be provided for contracts in final negotiation stage (i.e., where a valid quote has been accepted by a customer and finalization of the contract is pending) and for all valid outstanding quotes up to a maximum of ninety (90) days from the date of ICOP’s quote.

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

6.3.	[*]

7.	Pilot Programs, Proposals and Contracts

7.1.	ICOP shall provide reasonable support to RAYTHEON JPS in the development of sales proposals, responses to RFI’s and RFPs, and similar marketing efforts. Once training has been provided to RAYTHEON JPS, it is expected that such support shall focus primarily on large or strategic efforts.

7.2.	RAYTHEON JPS and ICOP will support each other as necessary and convenient on demonstration projects, pilot programs, trials or other customer evaluations. The parties recognize that such programs may be vital to making sales. RAYTHEON JPS agrees to provide ICOP sufficiently long lead time to prepare for said demonstrations, pilots, trials, and evaluations.

8.	Value-Added Products, Services and Integrating

8.1.	RAYTHEON JPS may provide value-added products or services in conjunction with ICOP Products (“Integrated Products”). However no modifications of ICOP Products are permitted that alter source code. All special solutioning provided by RAYTHEON JPS shall be the sole responsibility of RAYTHEON JPS to support.

9.	Term, Limitations, Termination

9.1.	The term of this Agreement is five (5) years from the date of acceptance by RAYTHEON JPS and ICOP. This Agreement shall automatically renew on each anniversary thereafter for a one-year term, unless - at least 90 days prior to the end of the fifth contract year or any contract year thereafter – one Party has informed the other that it intends to terminate this Agreement at the end of said contract year.

9.2.	[*]

9.3.	[*]

9.4.	[*] JPS and/or its affiliates to ICOP for Products or services.

9.5.	[*]

9.6.	In the event of termination of this Agreement for cause on RAYTHEON JPS’s breach, RAYTHEON JPS hereby assigns to ICOP all rights and interest in outstanding contracts for ICOP Products. ICOP may in its sole discretion accept or decline such assignment. Should the assignment be rejected, ICOP reserves the right to contract directly with the customer to directly provide ICOP Products or with 60 days’ notice to the customer to cease providing ICOP Products. With respect to Integrated Products, however, upon termination of this Agreement for any reason whatsoever, ICOP and RAYTHEON JPS shall work together to assure that all outstanding quotes, proposals, and contracts to customers are duly honored and that ICOP Products or equivalent services to such customers shall not be discontinued so long as all parties perform their obligations thereunder.

9.7.	In the event of termination of this Agreement for cause on ICOP’s breach, ICOP shall continue to provide RAYTHEON JPS with information, parts (as available), and services necessary to fulfill contracts that RAYTHEON JPS has committed to hereunder [*]

10.	Use of ICOP Trademarks

10.1.	RAYTHEON JPS acknowledges ICOP owns and retains all rights, title and interest in ICOP Products and ICOP names, trademarks, service marks and logotypes including derivative or successor marks.

10.2.	RAYTHEON JPS will acquire no interest in any such trademarks or trade names or in any other proprietary material by virtue of this Agreement, its activities under it, or any relationship with ICOP.

10.3.	During the term of this Agreement, RAYTHEON JPS may co-brand ICOP Products, using ICOP trademarks in conjunction with its own name or the name of its parent company. If retooling is required to achieve desired cobranding, then ICOP shall provide a quote to RAYTHEON JPS to bear this expense. With ICOP’s prior written approval, RAYTHEON JPS may also use the ICOP trademarks and trade names to promote and solicit sales or licensing of ICOP products if done so in strict accordance with ICOP’s guidelines. RAYTHEON JPS will not adopt or use such trademarks or tradenames, or any confusing word or symbol, as part of its company name or allow such marks or names to be used by others.

10.4.	At the expiration or termination of this Agreement, RAYTHEON JPS shall immediately discontinue any use of ICOP Products and ICOP names or trademarks or any other combination of words, designs, trademarks or tradenames that would indicate that it is or was a RAYTHEON JPS or ICOP Products. RAYTHEON JPS shall return or certify destruction of all ICOP materials, documents and files of any nature.

11.	Proprietary Information

11.1.	ICOP and RAYTHEON JPS shall each exercise due diligence to maintain in confidence and not disclose to any third party any proprietary information furnished by one to the other on a confidential basis and identified as such when furnished. Except in accordance with this Agreement, neither party shall use such information without permission of the party that furnished it. As used in this paragraph, “due diligence” means the same precaution and standard of care which that party uses to safeguard its own proprietary data, but in no event less than reasonable care. The provisions of this Section shall survive for five (5) years beyond the expiration, non-renewal or termination of this Agreement. Notwithstanding the foregoing, the Parties agree to be bound by the terms of the mutual Non-Disclosure Agreement executed on April 24, 2009.

11.2.	This Agreement does not grant any license to or interest in any intellectual property rights owned by, controlled by or licensed to ICOP.

12.	Representations & Warranties

12.1.	RAYTHEON JPS represents that it is duly incorporated and validly existing and has the authority to enter into and be bound by this Agreement.

12.2.	RAYTHEON JPS represents and warrants that it will exercise due care and professional conduct in performance under this Agreement.

12.3.	RAYTHEON JPS shall not make any representation or warranty regarding ICOP Products in conflict with or outside the scope of ICOP’s express warranties.

12.4.	ICOP represents and warrants that the ICOP Products are based on proprietary technology and properly licensed intellectual property. Where licensed intellectual property is provided by ICOP to RAYTHEON JPS under this Agreement, RAYTHEON JPS agrees to abide by any requirements of said licensed intellectual property.

13.	Indemnification

13.1.

ICOP shall indemnify, defend and hold RAYTHEON JPS and its officers, directors, shareholders, agents, employees, Customers and end users harmless from and against any and all losses, costs, damages, expenses, judgments, amounts paid in a settlement and all other amounts actually and reasonably incurred (including reasonable attorneys’ fees and court costs) as a result of claims of infringement of any patent, copyright, trademark, trade secret, or other proprietary or intellectual property

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

right by reason of the manufacture, sale, marketing or use of a Product. Such indemnification shall not apply if and to the extent that any infringement is the result of combining Product with items provided by RAYTHEON JPS. ICOP shall not be liable for any settlement of any action or claim without the prior consent of ICOP, which consent shall not be unreasonably withheld. In addition to the defense and indemnification obligations of this section, ICOP shall take, at its sole expense and discretion, all reasonable steps that it deems necessary for RAYTHEON JPS and end users to continue the use of the product and services that are the subject of the indemnification claim.

13.2.	The Parties hereby agree to indemnify, defend, and hold the other harmless from claims, costs or liabilities, including attorneys’ fees and court costs, for any loss, damage, injury, or death as a result of, or arising out of their respective performance under this Agreement.

13.3.	RAYTHEON JPS agrees to provide annually a certificate of business liability insurance and errors and omissions insurance of twice the prior year’s contract value attributable to all of RAYTHEON JPS’s customers, but in no case less than $1,000,000. RAYTHEON JPS will include the ICOP Products as a covered product or service under its policies.

13.4.	ICOP agrees to carry professional liability insurance in the amount of not less that $1,000,000 for each $15,000,000 in ICOP annual sales.

14.	Service Warranty and Terms and Conditions

14.1.	The service warranty will be as specified in Exhibit F - SERVICE WARRANTY AND LIMITATION OF LIABILITY. Contract terms and conditions are as specified in Exhibit G -STANDARD CONTRACT TERMS AND CONDITIONS.

14.2.	ICOP’S WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS, IMPLIED OR STATUTORY INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

15.	Limitation of Liability

15.1.	UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR PUNITIVE OR MULTIPLE DAMAGES. EXCEPT FOR ANY IP INFRINGEMENT CLAIMS, VIOLATION OF PROPRIETARY INFORMATION PROVISIONS, OR ICOP’S OBLIGATION TO INDEMNIFY RAYTHEON JPS (i) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOST REVENUE OR PROFITS OR FOR ANY OTHER SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE PARTY AT FAULT HAS BEEN INFORMED OF SUCH POTENTIAL LOSS OR DAMAGE AND (ii) NEITHER PARTY’S LIABILITY TO THE OTHER PARTY SHALL EXCEED THE TOTAL AMOUNT PAID TO ICOP UNDER THIS RESELLER AGREEMENT FOR THE 12 MONTHS PRECEDING THE CLAIM.

16.	Export Controls

16.1	RAYTHEON JPS shall be responsible for all U.S. import and export controls. ICOP will fully collaborate with RAYTHEON JPS with respect to export registration.

17.	Compliance with Laws

17.1.	Both parties agree to comply with all laws and regulations that are applicable to the business that they transact. Each party agrees to indemnify, defend and hold the other harmless from all liability or damages caused by failure to comply with the terms of this provision.

18.	Government Contract Conditions

18.1.	In the event that RAYTHEON JPS elects to sell ICOP Products to the U.S. Government, RAYTHEON JPS does so solely at its own option and risk, and agrees not to obligate ICOP as a subcontractor or otherwise to the U.S. Government.

19.	Miscellaneous

19.1.	This Agreement and its schedules represent the entire agreement between the Parties regarding this subject. This Agreement and the accompanying Non-Disclosure Agreement supersede all previous oral or written communications between the Parties regarding the subject, and it may not be modified or waived except in writing and signed by an officer or other authorized representative of each Party. Neither Party will be liable to the other for any delay or failure to perform if that delay or failure results from a cause beyond its reasonable control. If any provision is held invalid, all other provisions shall remain valid, unless such invalidity would frustrate the purpose of this Agreement.

19.2.	Kansas law governs this Agreement without consideration to that body of law referred to as “conflicts of laws”. ICOP and RAYTHEON JPS will attempt to settle any claim or controversy arising out of it through consultation and negotiation in good faith and a spirit of mutual cooperation. Any unresolved dispute, controversy or claim arising out of or related to this Agreement, or the breach, termination, or invalidity thereof shall be settled by arbitration in the county and state of the Party who did not initiate the legal procedure in the United States of America before a panel of three Arbitrators under the prevailing commercial rules of conciliation and arbitration of the American Arbitration Association. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof. Any award rendered by the Arbitrators may include compensatory damages and costs against either party but under no circumstances are the Arbitrators authorized or empowered to award punitive or multiple monetary damages against either party. Notwithstanding any other provisions of this order, either party may seek injunctive relief in any court of competent jurisdiction for improper use or disclosure of the other party’s proprietary data.

20.	Default and Remedies

Should either party breach the terms of this Agreement and fail to correct such breach within sixty (60) days of notice, the other party may elect in its sole discretion to terminate the Agreement without prejudice to the other rights and remedies that may be available to it at law or under equity. The Parties’ remedies shall be cumulative.

20.1.	Each Party acknowledges that a breach of this Agreement would cause irreparable harm to the non-breaching party, the extent of which would be difficult to ascertain. Accordingly, the Parties agree that, in addition to any other remedies to which the non-breaching party may be legally entitled, the non-breaching party shall have the right to obtain immediate injunctive relief from a court of competent jurisdiction. in the event of a breach of this Agreement

20.2.	Should a Party be forced to commence an action to require specific performance under this Agreement the prevailing Party is entitled to recover the costs of such action including reasonable attorneys’ fees.

21.	Assignment

21.1.	This Agreement may not be assigned by either party without the prior written consent of the other party which shall not be unreasonably withheld, provided, however, that RAYTHEON JPS may assign its rights and obligations under this Agreement to its parent company. No permitted assignment shall relieve any party of its obligations hereunder with respect to Confidential Information disclosed to it prior to the assignment. Any assignment in violation of this Paragraph shall be void. This Agreement shall be binding upon the Parties’ respective successors and permitted assigns.

22.	Notices

22.1.	Any notice required or permitted to be given hereunder shall be effective when delivered and shall be sufficient if in writing and if personally delivered or sent by overnight courier or certified mail, return receipt requested, to the other Party at its address below or at such other address as a Party may by written notice specify to the other.

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

All notices shall be sent to the following addresses and individuals.

If to RAYTHEON JPS:

Name.	Arthur Powers
Address	5800 Departure Drive
City, State, Zip	Raleigh, NC 27616

Phone:	919 865 1054
Fax:	919 790 1456
Email:	arthur.powers@Raytheon JPS.com

If to ICOP:

Name.	Laura E. Owen
Address	16801 West 116th Street
City, State, Zip	Lenexa, KS 66219

Phone:	913.338.5550
Fax:	913.312.4006
Email:	Lowen@ICOP.com

23.	Severability

23.1.	If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and replaced by a valid and enforceable provision which so far as possible achieves the Parties’ intent in agreeing to the original provision. The remaining provisions of this Agreement shall continue in full force and effect.

24.	Waiver

24.1.	Waiver of any provision or breach of this Agreement shall not constitute a waiver of any preceding or succeeding variance or breach of the same or any other provision.

25.	Authority

25.1.	Each Party warrants and represents to the other that it possesses all necessary powers, rights and authority to lawfully make any disclosure subject to this Agreement and that the person signing this Agreement on behalf of the Party and its corporate affiliates has been properly authorized to enter into this Agreement. Each Party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by all of its terms, conditions, and provisions.

26.	Rights Upon Bankruptcy and/or Insolvency of ICOP

26.1.	All rights and licenses granted by ICOP to RAYTHEON JPS to use any intellectual property (including trademarks) or technical information in the manufacture, use or sale of Products under this Agreement are, and shall otherwise be deemed to be, for purposes of 11 USC §365, licenses of “intellectual property” as defined in 11 USC §101(35A). RAYTHEON JPS, as a grantee and licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code with respect thereto.

26.2.	ICOP shall put the data necessary to manufacture, configure, install, service, and maintain ICOP Products into a mutually acceptable escrow account. This data includes, but is not limited to, the following:

i) Software source code

ii) Software compilation instructions

iii) Firmware source code

Third party IP which operates under a license (such as Windows or 3rd party suppliers of equipment and/or software) shall be made exempt.

The terms of the escrow account shall allow the data to be released to RAYTHEON JPS in the event ICOP becomes unable, for any reason, to continue its material obligations under this Agreement. In that event, RAYTHEON JPS will automatically be granted a limited license to use the data to manufacture and support Products in accordance with the terms of this Reseller Agreement. Within 120 days following the Effective Date, ICOP shall select and appoint the escrow agent and shall provide RAYTHEON JPS with contact information for the escrow agent and a signed copy of the escrow agreement. RAYTHEON JPS shall bear reasonable costs of this escrow agreement. Notwithstanding the foregoing, all of RAYTHEON JPS’s obligations hereunder, including, without limitation, payment obligations, shall remain in effect in cases where the data held in the escrow account is released to RAYTHEON JPS, provided, however, that if RAYTHEON JPS assumes actual manufacture of the ICOP Products, the costs of such manufacture shall be reduced from any moneys owing to ICOP pursuant to the sale of same.

27.	Standard End-User Contract

27.1.	The Parties agree that, within sixty (60) days following the signing of this Agreement, they will develop a mutually acceptable end-user contract to be signed by customers acquiring ICOP Products through RAYTHEON JPS. The contract will incorporate the appropriate Standard Contract Terms and Conditions enumerated in Exhibit E.

28.	Future Manufacturing

28.1	The Parties agree to discuss potential kitting by RAYTHEON JPS of ICOP Products. With respect to Successor Products, ICOP agrees to permit RAYTHEON JPS to present proposals for manufacture of such Products. In the event that a manufacturing program that is mutually beneficial to the two Parties can be developed, an appropriate manufacturing addendum to this Agreement will be signed.

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

This ICOP Reseller Agreement is hereby executed by a duly appointed representative of each Party.

JPS Communications Inc.

Signed:

Print Name:

Title:

Date:

ICOP Digital, Inc.

Signed:

Print Name:

Title:

Date:

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

Exhibit A

ICOP Reseller Agreement

Product Training

for RAYTHEON JPS

The ICOP Training Program is designed to ensure that RAYTHEON JPS and its representatives possess and maintain a superior level of product knowledge to facilitate successful selling efforts. ICOP Training verifies a foundation has been achieved in core application functionality, system design and configuration, troubleshooting and client support, and scenario based training drills.

One week of Sales training and two weeks of Tech Support training are provided at no charge at ICOP’s Kansas facilities (a “train the trainer” approach can be used with respect to both Sales and Tech Support training). This generally is an adequate amount of time to process six (6) candidates through the training process. This no charge provision renews itself for each upgrade to accommodate retraining requirements. For the purposes of clarity, factory training on any Product version and upgrades is provided free of charge to RAYTHEON JPS (however RAYTHEON JPS shall be responsible for all travel related expenses to ICOP’s headquarters for training).

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

Exhibit B

ICOP Reseller Agreement

(within sixty (60) days following the signing of the Agreement,

the Parties will develop a more detailed “Customer Support Responsibilities” document based on the following text)

Customer Support Responsibilities

The overriding objective of Customer Support activities is to assure a satisfactory customer experience, with problem resolution accomplished as expediently as possible regardless of which entity responds.

Tier One support is generally to be provided by RAYTHEON JPS or its designated and trained dealer, distributor, or subcontractor. The Party accepting the initial call from the customer is providing Tier One support. If the responder cannot resolve the problem or answer the question, the call is escalated to the next level of support. (However, ICOP is responsible for all but Tier One support on ICOP Products not kitted by RAYTHEON JPS; RAYTHEON JPS will call ICOP and connect ICOP to the customer as/if needed.). Problems that cannot be resolved at that level are elevated to Tier 2 or 3, which latter generally requires assistance from the ICOP development staff. Resolutions to problems are communicated to each lower level of support so ongoing training/learning takes place.

ICOP provides a training course as a quality control measure to assure individuals interfacing with customers have the requisite skills to answer questions about the topics covered in the ICOP training program. The long term expectations are that the RAYTHEON JPS will provide support personnel competent in all topics covered in the ICOP training program.

Tier One support is to be provided to the customer by the RAYTHEON JPS. Tier One support typically consists of the following:

•	ICOP shall provide training adequate for RAYTHEON JPS customer service personnel to provide Tier One support.

•

When at least three of its employees have received such training, RAYTHEON JPS shall establish a procedure whereby properly trained personnel are available around the clock to accept and respond to the initial inquiry or report of a problem by the customer.

•	Issues expected to be successfully addressed by the first level of support include such items as

•	Instructing users in the fundamental operation of the Products

•	Gathering the proper information necessary to elevate problems to the next level of support.

Tier Two support is defined to include those problems and inquiries that exceed the training of the Tier One responder to answer. These problems shall be referred to the ICOP Implementation and Support Department and typically will include items such as:

•	Adding new features

•	Modifications to system configuration

•	Responding to clients special needs/requirements

•	Troubleshooting system issues or failures

•	Gathering the proper information necessary to elevate problems to the next level of support.

Problems that cannot be resolved by the Tier Two responders will be elevated to the Tier Three responders. These problems require technical / programming expertise to resolve.

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

Exhibit C

ICOP Reseller Agreement

RAYTHEON JPS Purchase and Suggested Sales Price Schedule

and Revenue Targets

Attached is the current ICOP Price Schedule for RAYTHEON JPS (i.e., the wholesale prices which RAYTHEON JPS shall pay ICOP for ICOP Products)

Unless otherwise expressly agreed between the parties, payments shall be made by RAYTHEON JPS to ICOP, all payments due net 45 days following receipt of invoice from ICOP and shall be made via electronic funds transfer directly to ICOP’s designated bank.

1)	Custom Programs

In the event RAYTHEON JPS requests ICOP to perform custom programs for a RAYTHEON JPS customer, a scope of work will be developed and a payment schedule will be included.

[*]

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

Description	[*]	[*]	[*]	[*]
MAIN SYSTEM	[*]	[*]	[*]	[*]
ICOP Model 20/20-W In-Car DVR System	[*]	[*]	[*]	[*]
ICOP Model 20/20-W Motorcycle System	[*]	[*]	[*]	[*]
ICOP 20/20 VISION (Extended Cable/Trunk Mounting Config)	[*]	[*]	[*]	[*]
ICOP 20/20 VISION (Standard Config)	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]
REQUIRED SOFTWARE (choose 1)	[*]	[*]	[*]	[*]
ICOP DVMS - Per DVR License Model - DVR License (per DVR	[*]	[*]	[*]	[*]
ICOP iVAULT MMS - Per DVR License Model - DVR License (per DVR)	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]
EXTENDED WARRANTY	[*]	[*]	[*]	[*]
Extended ICOP Model 20/20 Warranty for 2 Years Total	[*]	[*]	[*]	[*]
Extended ICOP Model 20/20 Warranty for 3 Years Total	[*]	[*]	[*]	[*]
Extended ICOP Model 20/20 Warranty for 4 Years Total	[*]	[*]	[*]	[*]
Extended ICOP Model 20/20 Warranty for 5 Years Total	[*]	[*]	[*]	[*]
DVMS Extended Software Warranty (per year, after year 1)	[*]	[*]	[*]	[*]
iVAULT Extended Software Warranty (per year, after year 1)	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]
ICOP LIVE - 1 yr. Service - includes 1 Client Access License [CAL]	[*]	[*]	[*]	[*]
ICOP LIVE - Additional 5 Client Access Licenses [CAL]	[*]	[*]	[*]	[*]
ICOP LIVE - Emergency Access [48 hour emergency access code]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]
Tabletop Demo Kit - incl docking station, software and in-car unit	[*]	[*]	[*]	[*]
Field Trial Unit - incl docking station, software and in-car unit	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]
On-site Service and Support/day + Travel Expenses	[*]	[*]	[*]	[*]
Custom Development /day	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]
Mounting Hardware	[*]	[*]	[*]	[*]
- Standard police vehicles are at no charge, including Crown Victoria, Charger, Impala	[*]	[*]	[*]	[*]
- All other vehicles subject to a $75 upcharge for mounting hardware	[*]	[*]	[*]	[*]

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

Accessories and Spare Parts	[*]	[*]	[*]	[*]
Auxiliary Control Unit (ACU)	[*]	[*]	[*]	[*]
Extended Cable & Mounting Kit for ICOP 20/20 VISION	[*]	[*]	[*]	[*]
VISION Audio Adapter (VAA)	[*]	[*]	[*]	[*]
Auxiliary Audio Input kit, for ICOP Model 20/20-W	[*]	[*]	[*]	[*]
Bracket - Camera - for use w/Internal Light Bar	[*]	[*]	[*]	[*]
Bracket - Front Camera	[*]	[*]	[*]	[*]
Bracket - Universal Front Camera	[*]	[*]	[*]	[*]
Cable - “Radio Out” (JBOX to Police Radio)	[*]	[*]	[*]	[*]
Cable - “Wireless” (JBOX to ICT)	[*]	[*]	[*]	[*]
Cable - BNC Cable for Infrared B/W Camera #3	[*]	[*]	[*]	[*]
Cable - Camera Cable #1	[*]	[*]	[*]	[*]
Cable - Camera Cable #2	[*]	[*]	[*]	[*]
Cable - Camera Cable #3	[*]	[*]	[*]	[*]
Cable - Emergency Unlock (Opens DVR front)	[*]	[*]	[*]	[*]
Cable - GPS Antenna	[*]	[*]	[*]	[*]
Cable - GPS Out (JBOX to PC for mapping data)	[*]	[*]	[*]	[*]
Cable - Main B (24 Pin)	[*]	[*]	[*]	[*]
Cable - Main Cable A Wireless	[*]	[*]	[*]	[*]
Cable - Power for EXTREME BASE	[*]	[*]	[*]	[*]
Cable - Power for WBASE	[*]	[*]	[*]	[*]
Cable - Power Supply & Cable for Docking Station	[*]	[*]	[*]	[*]
Cable - Radar Adapter - Genesis 1	[*]	[*]	[*]	[*]
Cable - Radar Interface (15 pin)	[*]	[*]	[*]	[*]
Cable - Radar Interface (9 pin)	[*]	[*]	[*]	[*]
Cable - Radar, Dual (Stalker)	[*]	[*]	[*]	[*]
Cable - Radio In	[*]	[*]	[*]	[*]
Cable - Speaker Reversal (Crown Vic)	[*]	[*]	[*]	[*]
Cable - USB 2.0	[*]	[*]	[*]	[*]
Cable - USB In	[*]	[*]	[*]	[*]
Camera - Additional Sony Color Camera	[*]	[*]	[*]	[*]
Camera - Additional Sony Color Camera KIT	[*]	[*]	[*]	[*]
Camera - B/W Camera w/IR	[*]	[*]	[*]	[*]
Camera - Motorcycle, Normal Angle	[*]	[*]	[*]	[*]
Camera - Motorcycle, Wide Angle	[*]	[*]	[*]	[*]
Camera Mount	[*]	[*]	[*]	[*]
Collision Sensor KIT	[*]	[*]	[*]	[*]
Docking Station KIT	[*]	[*]	[*]	[*]
Garmin GPS 18 LVC Receiver Assembly	[*]	[*]	[*]	[*]
Hard Drive, 40 GB - For ICOP Model 20/20-W	[*]	[*]	[*]	[*]
ICOP Model 20/20-W Wireless Access Point KIT	[*]	[*]	[*]	[*]
ICOP WC-2000 802.11g Wireless Transceiver Kit	[*]	[*]	[*]	[*]
ICOP WC-2000 Upload Controller	[*]	[*]	[*]	[*]
Junction Box - Wireless	[*]	[*]	[*]	[*]
Junction Box Protective Housing	[*]	[*]	[*]	[*]
Manual - ICOP Model 20/20-W Operators Manual	[*]	[*]	[*]	[*]
Rear Camera Mount	[*]	[*]	[*]	[*]
Siren Detector	[*]	[*]	[*]	[*]
Speaker 8 ohm 5W 102MM Square	[*]	[*]	[*]	[*]
ICOP EXTREME Wireless Mic - 3-bay home/office charger	[*]	[*]	[*]	[*]
ICOP EXTREME Wireless Mic - Additional Mic	[*]	[*]	[*]	[*]
ICOP EXTREME Wireless Mic - Base Charger/Transceiver	[*]	[*]	[*]	[*]
ICOP EXTREME Wireless Mic - Belt Pouch, Leather	[*]	[*]	[*]	[*]
ICOP EXTREME Wireless Mic - Belt Pouch, Nylon	[*]	[*]	[*]	[*]

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

Accessories and Spare Parts	[*]	[*]	[*]	[*]
ICOP EXTREME Wireless Mic - Complete KIT	[*]	[*]	[*]	[*]
ICOP EXTREME Wireless Mic - Magnetic Roof Mount Antenna	[*]	[*]	[*]	[*]
ICOP EXTREME Wireless Mic - Replacement “Rubber Duck” Base Antenna	[*]	[*]	[*]	[*]
ICOP EXTREME Wireless Mic - Replacement Battery	[*]	[*]	[*]	[*]
Internal Mic with Cable	[*]	[*]	[*]	[*]
Wireless Mic - Battery	[*]	[*]	[*]	[*]

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

Exhibit D

ICOP Reseller Agreement

Market Pricing Cooperation

The Parties agree that:

1.	With respect to large scale bids, strategic projects, pioneer and pilot programs, and other special circumstances, if the Parties agree that a price adjustment is necessary to be competitive, the Parties will [*]

2.	[*]

3.	[*]

CONFIDENTIAL TREATMENT REQUESTED for portions indicated by [*]

Exhibit E

ICOP Reseller Agreement

STANDARD CONTRACT TERMS AND CONDITIONS

Per Section 27 of the Agreement, the Parties agree that, within sixty (60) days following the signing of this Agreement, they will develop a mutually acceptable end-user contract incorporating substantially the ICOP standard terms and conditions. Once developed, said end-user agreement shall be included here as Exhibit E.

(ATTACH ICOP EULA AND WARRANTIES)